                                                                      Exhibit 11
                                                                      ----------

                    WINDSOR REAL ESTATE INVESTMENT TRUST 8
                    --------------------------------------
                 COMPUTATION OF NET LOSS PER COMMON SHARE (1)
                 ----------------------------------------

                             Three Months Ended              Nine Months
                                September 30,             Ended September 30,
                         --------------------------   --------------------------

                             1997          1996           1997          1996
                         ------------  ------------   ------------  ------------

Net gain (loss)            $ (1,200)     $ (41,200)    $ (18,100)    $ (82,000)
 Less:
   Dividends paid
    Preferred               (36,800)      (36,800)      (110,300)     (110,300)
    Common                  (33,800)      (33,800)      (101,400)     (101,400)
                           --------     ---------      ---------     ---------

Overdistributed Earnings   $(71,800)    $(111,800)     $(229,800)    $(293,700)
                           ========     =========      =========     =========

Allocation of
-------------
 Overdistributed
 ---------------
 Earnings (2)
 ------------
  Preferred                $(37,300)    $ (58,200)     $(119,500)    $(122,700)
  Common                    (34,500)      (53,600)      (110,300)     (112,500)
                           --------     ---------      ---------     ---------

                           $(71,800)    $(111,800)     $(229,800)    $(235,200)
                           ========     =========      =========     =========

Earnings Per
------------
 Common Share
 ------------
  Dividends Paid           $ 33,800     $ 33,800       $ 101,400     $ 101,400
  Allocation of
   Overdistributed
   Earnings                 (34,500)     (53,600)       (110,300)     (140,700)
                           --------     ---------      ---------     ---------

Net Loss Attributable to
 Common Shares             $   (700)    $(19,800)      $  (8,900)    $ (39,300)
                           ========     ========       =========     =========

Weighted Average
 Common Shares
 Outstanding                 90,169       90,169          90,169        90,169
                           ========     ========       =========     =========
Net Loss
 Per Common
 Share                     $  (0.01)    $  (0.22)      $   (0.10)    $   (0.44)
                           ========     ========       =========     =========

Note
----

(1)  Net loss per common share is computed using the two class method.
(2) Overdistributed earnings are allocated evenly, on a per share basis, between common and preferred shares.

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